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                             R.F.B. GEOLOGICAL
                              Robert F. Brown
          3977 Westridge Avenue, West Vancouver, B.C., V7V 3H6
               Tel. 604-838-1864, e-mail: rfbgeol@telus.net




                        CONSENT OF GEOLOGICAL CONSULTANT
                        --------------------------------



I hereby consent to the reference of my report dated December 12, 2002, entitled "An Evaluation of the Wool Bay Property, District of MacKenzie, Northwest Territories, Canada" in the Registration Statement on Form SB-2 to be filed by North American General Resources Corporation with the United States Securities and Exchange Commission.




Dated  the  14th  day  of  January,  2003





/s/ Robert  F.  Brown              PROFESSIONAL
                                   Province of
Robert  F.  Brown,  P.Eng.         R. F. Brown
Consulting  Geologist              British Columbia
                                   ENGINEER